Exhibit 99.2

Press Release
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ELLEN M. DYLLA INVESTOR RELATIONS (979) 849-6550	December 21, 2011

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS RESUMES
2010 STOCK REPURCHASE PROGRAM

ANGLETON, TX, December 21, 2011 – Benchmark Electronics, Inc. (NYSE: BHE), a leading integrated contract manufacturing provider, announced today that it is restarting its 2010 stock repurchase program. The Company has repurchased 4.2 million shares totaling $64 million and has $36 million remaining under the 2010 repurchase program. The Company suspended the repurchase of its common shares in October due to the significant uncertainty regarding the ultimate financial impact of the flooding in Thailand.

About Benchmark Electronics

Benchmark Electronics, Inc. provides integrated electronics manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, which includes equipment for the aerospace and defense industry, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 21 facilities in ten countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

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